SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2006 (October 24, 2006)

____________________________________________

Date of Report (Date of earliest event reported)

Fedders Corporation

__________________________________________

(Exact name of Registrant as specified in its charter)

Delaware	1-8831	22-2572390

(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

505 Martinsville Road Liberty Corner, New Jersey 07938-0813

(Address of principal executive offices, including zip code)

(908) 604-8686

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2006, Fedders Corporation (the "Company") received oral advice from the New York Stock Exchange ("NYSE") that the NYSE staff had determined that the common stock of the Company – ticker symbol FJC – and the preferred stock of the Company – ticker symbol FJC.PA - will be suspended from trading on the NYSE prior to market open on Wednesday, November 8, 2006. The decision was reached in view of the fact that the Company had fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $75,000,000. The Company intends to appeal the NYSE's decision. The Company stated that it has developed and is making significant progress in executing a plan that it believes will restore the Company’s compliance with the standard. The plan comprises, among other things, focusing on the profitable and growing segments of its core HVAC business and the previously announced sale of its non-core businesses. During the appeal process, the Company’s stock will trade on the OTC Bulletin Board.

A copy of the press release issued by the Company announcing its decision to appeal the NYSE's decision is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 5.03. Amendments to Bylaws

On October 24, 2006, the Board of Directors of the Company (the "Board") amended Section 6 of Article IV of the Company's Bylaws to delete a provision that the Chairman of the Board is a member of all standing committees appointed by the Board and adding a provision to allow the Chairman of the Board to attend committee meetings.

A copy of the Company’s Amended and Restated Bylaws is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.2	Amended and Restated Bylaws, as amended on October 24, 2006.

99.1	Press release, dated October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDDERS CORPORATION

Dated: November 2, 2006

By: /s/Kent E. Hansen ___________

Name:	Kent E. Hansen
Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws, as amended on October 24, 2006.

99.1	Press release, dated October 31, 2006.